UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 13, 2013

STANCORP FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

State of Oregon	1-14925	93-1253576
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 SW Sixth Avenue, Portland, Oregon		97204
(Address of principal executive offices)		(Zip Code)

(971) 321-7000

(Registrant’s telephone number, including area code)

No Change

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2013, the shareholders of StanCorp Financial Group, Inc. (“Company”) re-approved and amended the Amended 2002 Stock Incentive Plan (“2002 Stock Plan”). The material features of the 2002 Stock Plan are described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (“SEC”) on March 25, 2013 and in the Company’s supplement to the proxy statement on Schedule A14A filed with the SEC on May 1, 2013, which descriptions are incorporated herein by reference.

The complete text of the re-approved 2002 Stock Plan, as amended, is filed as Exhibit 10.1 and incorporated herein by reference.

Section 5 – Corporate Governance and Management

Item 5.07    Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders held on May 13, 2013, the shareholders of the Company voted in favor of the matters described below. The final results of the voting were as follows:

	Term Expiration	Votes For	Votes Against	Abstained	Broker Non-Votes
1. Election of Directors
Debora D. Horvath	2016	32,692,683	187,940	61,711	2,005,498
Duane C. McDougall	2016	32,737,552	150,525	54,257	2,005,498
E. Kay Stepp	2016	32,618,019	272,211	52,104	2,005,498
Michael G. Thorne	2016	32,592,196	296,116	54,022	2,005,498

		Votes For	Votes Against	Abstained	Broker Non-Votes
2. Proposal to Ratify Appointment of the Independent Registered Public Accounting Firm		34,673,241	205,924	68,667	-

		Votes For	Votes Against	Abstained	Broker Non-Votes
3. Proposal to Re-approve and Amend the Amended 2002 Stock Incentive Plan		29,894,629	2,954,781	92,924	2,005,498

		Votes For	Votes Against	Abstained	Broker Non-Votes
4. Advisory Proposal to Approve Executive Compensation		32,106,592	698,831	136,911	2,005,498

Section 9 – Financial Statements and Exhibits

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

10.1	StanCorp Financial Group, Inc. Amended 2002 Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANCORP FINANCIAL GROUP, INC.

Dated: May 15, 2013

/s/ Robert M. Erickson
Robert M. Erickson
Vice President and Controller

EXHIBIT INDEX

Exhibit No.	Description

* 10.1	StanCorp Financial Group, Inc. Amended 2002 Stock Incentive Plan

* Filed herewith